                             ARTICLES SUPPLEMENTARY
                                       OF
                           HARTFORD SERIES FUND, INC.

     Hartford Series Fund, Inc. (the "Corporation"), a corporation organized and existing under the laws of the State of Maryland, does hereby certify to the State Department of Assessments and Taxation of Maryland:

FIRST: The Corporation currently has the authority to issue eighteen billion four hundred million shares of $0.001 par value common stock, having an aggregate par value of $18,400,000, as listed below:

           SERIES                           CLASS IA SHARES                   CLASS IB SHARES
           ------                           ---------------                   ---------------
Hartford Focus HLS Fund                       600,000,000                       200,000,000

Hartford Focus Growth HLS Fund                600,000,000                       200,000,000

Hartford Global Communications HLS Fund       600,000,000                       200,000,000

Hartford Global Financial Services HLS Fund   600,000,000                       200,000,000

Hartford Global Health HLS Fund               600,000,000                       200,000,000

Hartford Global Leaders HLS Fund            3,000,000,000                       200,000,000

Hartford Global Technology HLS Fund           600,000,000                       200,000,000

Hartford Growth HLS Fund                      600,000,000                       200,000,000

Hartford Growth and Income HLS Fund         3,000,000,000                       200,000,000

Hartford High Yield HLS Fund                2,600,000,000                       200,000,000

Hartford International Capital                600,000,000                       200,000,000
Appreciation HLS Fund

Hartford International Small Company          600,000,000                       200,000,000
HLS Fund

Hartford MidCap Value HLS Fund                800,000,000                       400,000,000

Hartford Value HLS Fund                       600,000,000                       200,000,000

SECOND: Pursuant to the authority expressly vested in the Board of Directors of the Corporation by Article IV of the Corporation's charter and in accordance with Sections 2-208 and 2-208.1 of the Maryland General Corporation Law, the Board of Directors has duly authorized an increase in the Corporation's authorized shares of $0.001 par value common stock to thirty billion four hundred million shares, having an aggregate par value of $30,400,000, and to create twelve new series, and the reclassification of such shares as set forth below:

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                                      - 2 -


           SERIES                           CLASS IA SHARES                   CLASS IB SHARES
           ------                           ---------------                   ---------------
Hartford Advisers HLS Fund                    800,000,000                       200,000,000

Hartford Bond HLS Fund                        800,000,000                       200,000,000

Hartford Capital Appreciation HLS Fund        800,000,000                       200,000,000

Hartford Dividend and Growth HLS Fund         800,000,000                       200,000,000

Hartford Focus HLS Fund                       600,000,000                       200,000,000

Hartford Focus Growth HLS Fund                600,000,000                       200,000,000

Hartford Global Communications HLS Fund       600,000,000                       200,000,000

Hartford Global Financial Services HLS Fund   600,000,000                       200,000,000

Hartford Global Growth HLS Fund               800,000,000                       200,000,000

Hartford Global Health HLS Fund               600,000,000                       200,000,000

Hartford Global Leaders HLS Fund            3,000,000,000                       200,000,000

Hartford Global Technology HLS Fund           600,000,000                       200,000,000

Hartford Growth HLS Fund                      600,000,000                       200,000,000

Hartford Growth and Income HLS Fund         3,000,000,000                       200,000,000

Hartford High Yield HLS Fund                2,600,000,000                       200,000,000

Hartford Index HLS Fund                       800,000,000                       200,000,000

Hartford International Capital                600,000,000                       200,000,000
Appreciation HLS Fund

Hartford International Opportunities          800,000,000                       200,000,000
HLS Fund

Hartford International Small Company          600,000,000                       200,000,000
HLS Fund

Hartford MidCap HLS Fund                      800,000,000                       200,000,000

Hartford MidCap Value HLS Fund                800,000,000                       400,000,000

Hartford Money Market HLS Fund                800,000,000                       200,000,000

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                                      - 3 -


Hartford Mortgage Securities HLS Fund         800,000,000                       200,000,000

Hartford Small Company HLS Fund               800,000,000                       200,000,000

Hartford Stock HLS Fund                       800,000,000                       200,000,000

Hartford Value HLS Fund                       600,000,000                       200,000,000

THIRD: Shares of the Corporation's Class IA and IB Common Stock shall have all of the rights, preferences and privileges as set forth in the Corporation's charter and as set forth in the Corporation's current prospectuses, statements of additional information and multiple class plan.

FOURTH: The Corporation is registered as an open-end company under the Investment Company Act of 1940.

FIFTH: The total number of shares of capital stock that the Corporation has authority to issue has been increased by the Board of Directors of the Corporation in accordance with Section 2-105(c) of the Maryland General Corporation Law.

SIXTH: The Board of Directors of the Corporation has authorized that twelve new series be created.

     IN WITNESS WHEREOF, Hartford Series Fund, Inc. has caused these Articles Supplementary to be duly executed by William H. Davison, Jr., its Vice President, and attested to by Kevin J. Carr, its Secretary, this 20th day of August, 2002.

                                              Hartford Series Fund, Inc.


Attest:                                       By:      William H. Davison, Jr.
                                                  -----------------------------
                                                       Vice President

Kevin J. Carr
------------------------------------
Secretary



     I, William H. Davison, Jr., Vice President of Hartford Series Fund, Inc., hereby acknowledge, in the name and on behalf of said corporation, the foregoing Articles Supplementary to be the corporate act of said corporation and I further certify that, to the best of my knowledge, information, and belief, these matters and facts are true in all material respects, under the penalties of perjury.


                                                      William H. Davison, Jr.
                                                      --------------------------
                                                      William H. Davison, Jr.